                                    SCHEDULE
                                     TO THE
                                MASTER AGREEMENT
                          DATED AS OF OCTOBER 31, 2002
                                     BETWEEN
                        TOYOTA MOTOR CREDIT CORPORATION.
                                   ("PARTY A")
                                       AND
                   TOYOTA AUTO RECEIVABLES 2002-C OWNER TRUST
                                   ("PARTY B")


Part 1.  Termination Provisions.

(a)      "SPECIFIED ENTITY" means in relation to Party A for the purpose of:

         Section 5(a)(v), None
         Section 5(a)(vi), None
         Section 5(a)(vii), None
         Section 5(b)(iv), None

         and in relation to Party B for the purpose of:

         Section 5(a)(v), None
         Section 5(a)(vi), None
         Section 5(a)(vii), None
         Section 5(b)(iv), None

(b)      "SPECIFIED TRANSACTION" has the meaning specified in Section 14.

(c) The "BREACH OF AGREEMENT" provisions of Section 5(a)(ii) will not apply to Party B.

         The "CREDIT SUPPORT DEFAULT" provisions of Section 5(a)(iii) will not apply to Party A or Party B.

         The "MISREPRESENTATION" provisions of Section 5(a)(iv) will not apply to Party B.

         The "DEFAULT UNDER THE SPECIFIED TRANSACTION" provisions of Section 5(a)(v) will not apply to Party A and will not apply to Party B.

         The "CROSS DEFAULT" provisions of Section 5(a)(vi) will not apply to Party A and will not apply to Party B.

(d) The "CREDIT EVENT UPON MERGER" provisions of Section 5(b)(iv) will not apply to Party A and will not apply to Party B.

(e) The "AUTOMATIC EARLY TERMINATION" provisions of Section 6(a) will apply to Party A and Party B.

         If an Early Termination Date occurs under Section 6(a) as a result of Automatic Early Termination, the Defaulting Party shall fully indemnify the Non-defaulting Party on demand against all expense, loss, damage or liability that the Non-defaulting Party may incur in respect of this Agreement and each Transaction as a consequence of movements in interest, currency, exchange or other relevant rates or prices or Market Quotations between the Early Termination Date and the Local Business Day on which the Non-defaulting Party first becomes aware that the Early Termination Date has occurred under Section 6(a). The Non-defaulting Party may for this purpose convert any expense, loss, damage or liability to the Termination Currency.

(f) PAYMENTS ON EARLY TERMINATION. "Market Quotation" and "Second Method" will apply for the purpose of Section 6(e) of this Agreement; provided, however, in the case of the Additional Termination Event specified below in Section (h)(i) that occurs other than as a result of an amendment after the date hereof to the Investment Company Act of 1940, as amended, or the promulgation of regulations thereunder after the date hereof, the related Settlement Amount for each Party will be deemed to be zero.

(g)      "TERMINATION CURRENCY" means United States Dollars.

(h) ADDITIONAL TERMINATION EVENT will apply. Any of the following shall constitute an Additional Termination Event:

         (i) Investment Company. Party A or Party B becomes subject to registration as an "investment company" for purposes of the Investment Company Act of 1940, as amended (in which event Party A and Party B shall be the Affected Parties and all Transactions shall be Affected Transactions).

         (ii) Event of Default Under Indenture. Any event of default (as defined in the Indenture) shall occur and be continuing resulting in acceleration of the Notes in accordance with the Indenture (in which event Party A and Party B shall be the Affected Parties and all Transactions shall be Affected Transactions).

         (iii) Replacement Agreement. Upon an event that a replacement Agreement shall have been entered into between Party B and a Transferee in accordance with Part 5(f) of this Schedule (in which event, Party A and Party B shall be Affected Parties and all Transactions shall be Affected Transactions);

Part 2.  Tax Representations

(a) PAYER REPRESENTATIONS. For the purpose of Section 3(e) of this Agreement, each of Party A and Party B makes the following representation:

         It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to
         Section 3(f) of this Agreement, (ii) the satisfaction of the agreement of the other party contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b) PAYEE TAX REPRESENTATIONS. For the purpose of Section 3(f) of this Agreement, Party A and Party B make the representations specified below:

                  (A) Party A makes the following representation: It is a corporation duly organized and incorporated under the laws of the State of California.

                  (B) Party B makes the following representation: It is a trust organized or formed under the laws of the State of Delaware.

Part 3.  Agreement to Deliver Documents

         For the purpose of Section 4(a) of this Agreement, each party agrees to deliver the following documents as applicable:

         (a)      Tax forms, documents or certificates to be delivered are:


       PARTY REQUIRED TO                                                                    DATE BY WHICH TO BE
       DELIVER DOCUMENT                     FORM/DOCUMENT/CERTIFICATE                            DELIVERED
       ----------------                     -------------------------                            ---------
    Party A and Party B          Any document required or reasonably requested       Promptly upon the earlier of (i)
                                 to allow the other party to make payments           reasonable demand by the other
                                 under this Agreement without any deduction or       party and (ii) learning that the
                                 withholding for or on account of any Tax or         form or document is required.
                                 with such deduction or withholding at a
                                 reduced rate

         (b)  Other documents to be delivered are:

    PARTY REQUIRED TO                                                                                            COVERED BY SECTION
    DELIVER DOCUMENT            FORM/DOCUMENT/CERTIFICATE               DATE BY WHICH TO BE DELIVERED            3(d) REPRESENTATION
    ----------------            -------------------------               -----------------------------            -------------------
Party A and Party B        Certificate or other documents           At or promptly following the execution               Yes
                           evidencing the authority of the          of this Agreement, and, if a
                           party entering into this Agreement       Confirmation  so requires it on or
                           and the persons acting on behalf of      before the date set forth therein
                           such party

Party A and Party B        Legal Opinions in the form reasonably    At or promptly following the                         No.
                           acceptable to the other party            execution of this Agreement


Part 4.  Miscellaneous

(a)      ADDRESSES FOR NOTICES:  For the purpose of Section 12(a) of this
         Agreement:

Address for notices or communications to Party A:

Address:          19001 South Western Avenue
                  Torrance, California  90509
Attention:        Vice President, Treasury
Telex No.:        3719707
Facsimile No.:    310-468-6194
Answerback:       TMSUSA Z

(For all purposes)


Address for notices or communications to Party B:

Address:          Toyota Auto Receivables 2002-C Owner Trust
                  c/o U.S. Bank Trust National Association
                  400 North Michigan Ave., 2nd Floor
                  Chicago, IL 60601

Attention:        Melissa Rosal, Vice President
Fax:              312-836-6716


 (For all purposes)

(b)      PROCESS AGENT. For the purpose of Section 13(c):

Party A appoints as its Process Agent:  Not Applicable

Party B appoints as its Process Agent:  Not Applicable

(c)      OFFICES. The provisions of Section 10(a) will apply to this Agreement.

(d)      MULTIBRANCH PARTY. For the purpose of Section 10:

Party A is not a Multibranch Party.

Party B is not a Multibranch Party.

(e) CALCULATION AGENT. Party A will be the Calculation Agent. All calculations by the Calculation Agent (the "CA") shall be made in good faith and through the exercise of the CA's commercially reasonable judgment.

(f)      CREDIT SUPPORT DOCUMENT. Details of any Credit Support Document:

Party A:  Not Applicable

Party B:  Not Applicable

(g)      CREDIT SUPPORT PROVIDER.

Party A:  Not Applicable
Party B:  Not Applicable

(h) GOVERNING LAW. This Agreement and each Confirmation will be governed by and construed in accordance with the laws of the State of New York, without reference to its choice of law doctrine.

(i) WAIVER OF JURY TRIAL. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any proceedings relating to this Agreement.


(j) "AFFILIATE" will have the meaning specified in Section 14 of this Agreement.

Part 5.  Other Provisions

(a) GROSS-UP, LIABILITY. Neither Party A nor Party B will in any circumstance be required to pay additional amounts in respect of any Indemnifiable Tax or be under any obligation to pay to the other any amount in respect of any liability of such other for or on account of any Tax and, accordingly, Section 2(d)(i)(4) and Section 2(d)(ii) of this Agreement shall not apply.

(b)      EARLY TERMINATION.

         (i) Section 6(b)(ii) is hereby amended to read in its entirety as follows:

         Transfer To Avoid Termination Event.

         (1) If an Illegality under Section 5(b)(i)(1) or a Tax Event or a Tax Event Upon Merger occurs, if Party A is the Affected Party it will, and, if Party B is the Affected Party it will request Party A to, as a condition to its right, if any, to designate an Early Termination Date under Section 6(b)(iv), use all reasonable efforts (which will not require Party A to incur a loss, excluding immaterial, incidental expenses) to transfer within 20 days after it gives notice under
         Section 6(b)(i) all its rights and obligations under this Agreement in respect of the Affected Transactions to another of its Offices so that such Termination Event ceases to exist.

         If Party A is not able to make such a transfer it will give notice to Party B to that effect within such 20 day period.

         Any such transfer under this Section 6(b)(ii)(1) will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other party's policies in effect at such time would permit it to enter into transactions with the transferee on the terms proposed.

         (2) No transfer or substitution pursuant to this Section 6(b)(ii) shall occur unless and until the Indenture Trustee has received the written affirmation of each of Standard & Poor's and Moody's that such transfer or substitution shall not adversely affect the then-current ratings of the Notes.

(c)      Section 6(b)(iii) shall not apply.

(d) Section 6(b)(iv) is hereby amended by (i) deleting (A) the words "a Credit Event Upon Merger" wherever they appear in that provision.

(e) Any termination payment payable pursuant to Section 6(e) shall be computed separately for each Transaction hereunder and any amount owed by either Party A or Party B with respect to the termination of any such Transaction shall be netted against other amounts due under this Agreement.


(f)      Section 7 is hereby amended to read in its entirety as follows:

         Except as stated under Section 6(b)(ii) and as provided in this Section 7, and except for the assignment by way of security in favor of the Indenture Trustee under the Indenture, neither Party A nor Party B is permitted to assign, novate or transfer as a whole or in part any of its rights, obligations or interests under this Agreement. Party A may transfer this Agreement to another party (the "Transferee"), on ten
         (10) Business Days' prior written notice, provided that (i) such notice shall be accompanied by a guarantee by Party A of such Transferee's obligations in form and substance reasonably satisfactory to the Indenture Trustee; (ii) Party A delivers an opinion of independent counsel of recognized standing in form and substance reasonably satisfactory to the Indenture Trustee confirming that as of the date of such transfer the Transferee will not, as a result of such transfer, be required to withhold or deduct on account of tax under this Agreement;
         (iii) a Termination Event or Event of Default does not occur under this Agreement as a result of such transfer and (iv) the Indenture Trustee has received written affirmation of Standard & Poor's and Moody's (or their successors) that such transfer shall not adversely affect the then-current ratings of the Notes. In addition, in the event the long-term debt rating of Party A is reduced to a level below "Aa3" by Moody's (or its successor) or "AA-" by Standard & Poor's (or its successor) or the short-term debt rating of Party A is reduced to a level below "P-1" by Moody's or "A-1" by Standard Poor's, or in either case, such lower ratings as may be permitted by Moody's and Standard & Poor's without causing a downgrade in the ratings applicable to the Notes), Party A may, but shall not be required to, (A) post Eligible Collateral in an amount equal to the Credit Support Amount with Party B, provided that (i) a Termination Event or Event of Default does not occur under this Agreement as a result of such collateralization and
         (ii) if Party A posts collateral, the ratings assigned to the Notes after the posting of such Eligible Collateral will be at least equal to the ratings assigned by Moody's and Standard & Poor's (or their successors) to the Notes at the time of such reduction of the rating of Party A's long-term debt or (B) assign this Agreement to another party (or otherwise obtain a replacement swap agreement on substantially the same terms as this Agreement) and thereby be released from its obligations under this Agreement, provided that, in the case of an assignment or an implementation of a replacement swap pursuant to clause (B), (i) the Transferee, by a written instrument, accepts all of the obligations of Party A under this Agreement to the reasonable satisfaction of the Indenture Trustee or enters into a replacement swap agreement providing for substantially the same obligations as this Agreement, (ii) Party A delivers an opinion of independent counsel of recognized standing in form and substance reasonably satisfactory to the Indenture Trustee confirming that as of the date of such transfer the Transferee will not, as a result of such transfer, be required to withhold or deduct on account of tax under this Agreement, (iii) a Termination Event or Event of Default does not occur under this Agreement as a result of such transfer and (iv) the ratings assigned to the Notes after such assignment and release will be at least equal to the ratings assigned by Moody's and Standard & Poor's (or their successors) to the Notes at the time of such reduction of the rating of Party A's long-term debt. Any cost of such transfer will be borne by Party A or such Transferee and not by Party B. Upon successful consummation of any such transfer or the implementation of a replacement swap, Party B shall release its security interest in, and return to Party A, at the expense of Party A, any then-posted collateral. In addition, in the event that Party A does not elect to post collateral, assign this Agreement or obtain a replacement swap agreement after such a reduction in rating, Party A may (but shall not be obligated to) establish any other arrangement satisfactory to Moody's and Standard & Poor's such that the ratings of the Notes by the applicable rating agency will not be withdrawn or reduced.

(g) ADDITIONAL REPRESENTATIONS. Section 3 is hereby amended by adding at the end thereof the following Subparagraphs:

         (g) It is entering into this Agreement and any other documentation relating to this Agreement as principal (and not as agent or in any other capacity, fiduciary or otherwise).

         (h) It is an "eligible contract participant" as defined in Section 1a(12) of the Commodity Exchange Act, as amended, and the material terms of the Agreement have been, and the material terms of each Transaction will be, subject to individual negotiations by the parties.

         (i) It hereby acknowledges and agrees that this Agreement and each Transaction hereunder or thereunder is intended to be a "swap agreement" as that term is defined in the U.S. Bankruptcy Code (as amended from time to time) and that the rights granted to each party under Section 6 include a contractual right to terminate a "swap agreement" and to offset and net out termination values and payment amounts in connection therewith.

(h) NO PETITION. Section 4 of this Agreement is hereby amended by the addition thereto of the following new clause (f):

         (f) Party A hereby covenants and agrees that notwithstanding any prior termination of this Agreement, prior to the date which is one year and one day after the termination of this Agreement, it will not institute against Party B or Toyota Auto Finance Receivables LLC ("TAFR LLC"), or join in any institution against Party B or TAFR LLC of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law, or invoke the process of any court or government authority for the purpose of appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of Party B or TAFR LLC or any part substantial part of their property, and that this covenant and agreement will survive the termination of this Agreement. Party B hereby covenants and agrees that it will not institute against Party A, or join in any institution against Party A of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law, and that this covenant and agreement will survive the termination of this Agreement.

(i)      AMENDMENTS.  Section 9(b) of this Agreement is hereby amended to read:

         Amendments. No amendment, modification or waiver in respect of this Agreement will be effective unless in writing and executed by each of the parties and the parties (i) have received a written affirmation from Standard & Poor's, that such amendments, modifications or waivers shall not adversely affect the then-current ratings of the Notes and
         (ii) have provided Moody's with ten (10) days prior written notice of such amendments, modifications or waivers and Moody's shall not have notified the parties that such amendment, modifications or waivers would adversely affect then-current ratings of the Notes.

(j) CONFIRMATIONS. Each Confirmation supplements, forms part of, and will be read and construed as one with this Agreement.

(k) ADDITIONAL DEFINITIONS. Terms defined or referred to in the Indenture shall bear the same respective meanings herein.

         (i) "INDENTURE" shall mean the indenture pursuant to which Party B will issue the Notes, dated as of October 1, 2002, between Party B and The Bank of New York, as indenture trustee and securities intermediary. "Indenture Trustee" shall mean The Bank of New York, in its capacity as indenture trustee under the Indenture.

         (ii) "NOTES" means the Class A-1, Class A-2, Class A-3 and Class A-4 Notes issued by Party B pursuant to the Indenture.

         (iii) "CREDIT SUPPORT AMOUNT" means, as of the determination date, an amount equal to the termination payment payable pursuant to
                  Section 6(e) if this Agreement was terminated as of such determination date.

         (iv) The following items will qualify as "ELIGIBLE COLLATERAL" for Party A:

                                                                                            Valuation
                                                                                            Percentage
                  (A)      Cash                                                             100%

                  (B)      Direct registered obligations of, and registered obligations     100%
                           the timely payment of principal of and interest on which is fully and expressly guaranteed by, the United States of
                           America, or any agency or instrumentality of the United
                           States of America the obligations of which are backed by the full faith and credit of the United States of America.

                  (C)      Demand and time deposit in, certificates of deposit of, or       100%
                           federal funds sold by any depository institution or trust
                           company (including the Trustee) incorporated under the laws of the United States of America or any state thereof and
                           subject to supervision and examination by federal and/or
                           state banking authorities so long as the commercial paper
                           and/or other debt obligations of such depository institution or trust company (or, in the case of the principal
                           depository institution in a holding company system, the
                           commercial paper or debt obligation of such holding company)
                           at the time of such investment or the contractual commitment providing for such investment have a credit rating of "Aa2"
                           and "AAA" in the case of debt obligations other than
                           commercial paper, or "P-1" or better and "A-1+" or better, in the case of commercial paper, by Moody's and Standard &
                           Poor's, respectively.




                  provided, however, that Eligible Collateral shall include only such obligations or securities that mature no later than the next Payment Date (as defined in the Indenture); and provided further, that none of the foregoing obligations or securities shall constitute Eligible Collateral if all, or substantially all, of the remaining amounts payable thereunder shall consist of interest and not principal payments, if such security is purchased at a price in excess of 100% of par, or if such security is subject to substantial non-credit related risk.

 (l) INTEREST RATE AND CURRENCY EXCHANGES DEFINITIONS. Reference is hereby made to the 2000 ISDA Definitions as supplemented by the Annex to the 2000 ISDA Definitions, each published by the International Swaps and Derivatives Association, Inc. (collectively, the "Definitions"), which are hereby incorporated by reference herein without regard to any revision or subsequent edition thereof.

(m) NO SET-OFF. Without affecting the provisions of this Agreement requiring the calculation of certain net payment amounts, all payments under this Agreement will be made without set-off or counterclaims.

(n) INCONSISTENCY. In the event of an inconsistency among or between any of the following documents, the relevant document first listed below shall govern.

         (i)      Confirmation;

         (ii)     Schedule;

         (iii)    Definitions;

         (iv)     Sections 1 through 14 of this Agreement.

(o) DEFAULT INTEREST; OTHER AMOUNTS. Section 2(e) of this Agreement is hereby amended by adding the following at the end of the first sentence thereof:

         ; provided, however, that this Section 2(e) shall not apply to either Party A or Party B if its failure to pay is caused solely by such party becoming required to deduct or withhold on account of any Tax as set out in Section 2(d)(i).

(p) SCOPE OF OBLIGATIONS OF THE OWNER TRUSTEE. The parties hereto agree that:

         (i) This Agreement is executed and delivered by U.S. Bank Trust, National Association, not individually or personally but solely in its capacity as Owner Trustee on behalf of the Trust, in the exercise of the powers and authority conferred and vested in the Owner Trustee under the Trust Agreement.

         (ii) Each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as a personal representation, undertaking or agreement by the Owner Trustee but is made and intended for the purpose of binding only the Trust.

         (iii) The Owner Trustee shall not be required to expend or risk its own funds or otherwise incur any liability in connection with this Agreement, and Party A shall not bring any claim whatsoever against the Owner Trustee in its individual capacity or against the assets of the Owner Trustee (other than the assets of the Trust).

                  IN WITNESS WHEREOF, the parties have executed this Schedule by their duly authorized officers as of October 31, 2002.

                          TOYOTA MOTOR CREDIT CORPORATION



                          By:  /s/ George E. Borst
                             ------------------------------------------------
                               Name:   George E. Borst
                               Title:  President and Chief Executive Officer



                          Confirmed as of the date first written:

                          TOYOTA AUTO RECEIVABLES 2002-C OWNER TRUST

                          By: U.S. BANK TRUST NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee



                          By:  /s/ Melissa A. Rosal
                             ------------------------------------------------
                               Name:  Melissa A. Rosal
                               Title:    Vice President



                                      S-1